UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2015

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14 Par-La-Ville Road Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +1 (441) 295-5950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2015, Axovant Sciences Ltd. (the “Registrant” or the “Company”) issued a press release announcing its financial results for the first fiscal quarter ended June 30, 2015. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregory M. Weinhoff, M.D. as Principal Financial Officer

On August 7, 2015, the Board of Directors (the “Board”) of the Company appointed Gregory M. Weinhoff, M.D. as its principal financial officer.  The appointment will be effective on August 12, 2015.  Dr. Weinhoff is the Chief Financial Officer of the Company’s wholly owned subsidiary, Axovant Sciences, Inc.  There is no arrangement or understanding between Dr. Weinhoff and any other person pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Dr. Weinhoff and any of the Company’s directors or other executive officers.  Additional information about Dr. Weinhoff is set forth below.

Dr. Weinhoff, age 44, was employed by Collinson Howe Venture Partners from 2001 until August 2015 and has served as a Member of the General Partners of CHL Medical Partners II, L.P., CHL Medical Partners III, L.P., and HealthInvest Equity Partners, L.P.  From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co. Dr. Weinhoff received an A.B. degree from Harvard College, an M.D. degree from Harvard Medical School and an M.B.A. degree from Harvard Business School.

Pursuant to the employment agreement with Dr. Weinhoff, he will receive an annual base salary of $350,000.  He will be eligible to receive an annual discretionary cash bonus, with a target amount equal to 50% of his then-current annual base salary, subject to his achievement of individual performance criteria to be determined by the Board or the Compensation Committee of the Board, as well as overall company performance criteria.

The Compensation Committee of the Board has approved the grant to Dr. Weinhoff of a stock option grant having a fair value of $5.0 million on the date of grant, with the number of shares to be determined in accordance with the Black-Scholes option pricing model.  In accordance with the Company’s option grant policy, the grant will be made on September 15, 2015 and will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date.  The option will vest over a period of four years, with one-quarter of the common shares underlying the option vesting on August 10, 2016 and the remainder vesting in twelve equal quarterly installments thereafter.  If Dr. Weinhoff remains employed by Axovant Sciences, Inc. immediately prior to a change in control of the Company, any unvested common shares underlying the option will vest upon the consummation of the change in control.

Dr. Weinhoff’s employment is “at will” and may be terminated at any time, with or without cause.  Under the proposed employment agreement, in the event that Dr. Weinhoff is terminated without cause or resigns for good reason, then the Company will be obligated to pay to Dr. Weinhoff a one-time cash payment equal to the sum of his then-current annual base salary and annual bonus target opportunity, and he would also be eligible to receive reimbursements for continued medical coverage for one year after termination of employment.  Further, if Dr. Weinhoff is employed by Axovant Sciences, Inc. immediately prior to a change in control of the Company and, within one year thereafter, is terminated without cause or resigns for good reason, then the Company will be obligated to pay to Dr. Weinhoff a one-time cash payment equal to 1.5 times the sum of his then-current annual base salary and annual bonus target opportunity.  Dr. Weinhoff would also be eligible to be reimbursed for continued medical coverage for 18 months.

The Company expects to enter into its standard indemnification agreement for executive officers with Dr. Weinhoff, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333- 204073), filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015 (the “Registration Statement”).

The foregoing summary of the terms and conditions of Dr. Weinhoff’s employment is not intended to be complete and is qualified in its entirety by reference to the full text of the Company’s form of executive officer employment agreement, which was previously filed by the Company as Exhibit 10.7 to the Registration Statement.

Appointment of Michael Adasczik as Principal Accounting Officer

On August 7, 2015, the Board appointed Michael Adasczik, CPA as principal accounting officer of the Company.  The appointment will be effective on August 12, 2015. There is no arrangement or understanding between Mr. Adasczik and any other person pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Mr. Adasczik and any of the Company’s directors or other executive officers.  Additional information about Mr. Adasczik is set forth below.

Mr. Adasczik, 41, serves as the Vice President, Accounting of Roivant Sciences, Inc., an affiliate of the Company and a wholly-owned subsidiary of Roivant Sciences Ltd., since July 2015.  From September 2010 to June 2015, Mr. Adasczik served as the Vice President, Corporate Controller at Ikaria, Inc., a pharmaceutical company acquired by Mallinckrodt Pharmaceuticals in April 2015, where he was responsible for accounting, financial reporting and internal controls.  From 1998 to September 2010, Mr. Adasczik held a series of positions with increasing responsibility with the audit firm of KPMG LLP, most recently as senior management and including a rotation in the firm’s National Office.  Mr. Adasczik is a Certified Public Accountant and received his B.S. degree in Accounting and his M.B.A. degree from Rider University.

In connection with his appointment as principal accounting officer, Mr. Adasczik will be granted an option to purchase 25,000 shares of the Company’s common stock.  In accordance with the Company’s option grant policy, the grant will be made on August 17, 2015 and the option will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date.  The option will vest over a period of four years, with one-quarter of the common shares underlying the option vesting on July 13, 2016 and the remainder vesting in twelve equal quarterly installments thereafter.  If Mr. Adasczik is providing service to Axovant Sciences, Inc. immediately prior to a change in control of the Company, any unvested common shares underlying the option will vest upon the consummation of the change in control.

Resignation of Alan S. Roemer as Principal Financial and Accounting Officer

In connection with the appointments of Dr. Weinhoff and Mr. Adasczik described above, Alan S. Roemer will cease to be the principal financial and accounting officer of the Company, effective on August 12, 2015.  Mr. Roemer will continue to serve as Senior Vice President, Finance & Operations of Roivant Sciences, Inc., an affiliate of the Company and a wholly-owned subsidiary of Roivant Sciences Ltd.  He will continue to provide services to the Company pursuant to a consulting agreement, dated March 18, 2015, by and between Mr. Roemer and the Company.  Under that agreement, Mr. Roemer received an option to purchase 100,000 shares of the Company’s common stock, which option will continue to vest so long as Mr. Roemer continues to provide services to the Company under the consulting agreement.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 11, 2015, “Axovant Reports Financial Results for the First Fiscal Quarter of 2015 and Provides Corporate Update.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: August 11, 2015	By:		/s/ Alan S. Roemer
		Name:	Alan S. Roemer
		Title:	Principal Financial and
Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated August 11, 2015, “Axovant Reports Financial Results for the First Fiscal Quarter of 2015 and Provides Corporate Update.”